Exhibit 10.32
ARMSTRONG COAL COMPANY, INC.
LG&E/KU Contract No. J07032
Amendment No. 2
AMENDMENT NO. 2 TO COAL SUPPLY AGREEMENT
     THIS AMENDMENT NO. 2 TO COAL SUPPLY AGREEMENT (“Amendment No. 2”) is entered into effective as of December 22, 2009, by and between LOUISVILLE GAS AND ELECTRIC COMPANY (“LG&E”) and KENTUCKY UTILITIES COMPANY (“KU”), each a Kentucky corporation, 220 West Main Street, Louisville, Kentucky 40202 (individually the “Buyer”, as applicable) and ARMSTRONG COAL COMPANY, INC., a Delaware Corporation, 407 Brown Road, Madisonville, Kentucky 42431 (“Seller”). In consideration of the agreements herein contained, the parties hereto agree as follows:
I.	AMENDMENTS

The Coal Supply Agreement heretofore entered into by the parties, effective as of January 1, 2008 and identified by the Contract Number set forth above, as amended by that certain Amendment No. 1 to Coal Supply Agreement, dated effective July 1, 2008 (“Amendment No. 1”), is hereby amended as follows (the January 1, 2008 Coal Supply Agreement as amended Amendment No. 1 and by this Amendment No. 2, is hereafter referred to as the “Agreement”):

A.	TERM
A.1	Section 2 Term is deleted in its entirety and replaced with the following:

SECTION 2. TERM. The term of this Agreement shall commence on January 1, 2008 and shall continue through December 31, 2016, unless terminated earlier pursuant to any of the terms set forth herein.
B. QUANTITY
B.1	Section 3.1 Base Quantity. The annual Base Quantity (i.e. all of Section 3.1 except the last two paragraphs) is revised to read as follows, all other terms and conditions set forth in the last two paragraphs of Section 3.1 (dealing with Make-up Tons) shall remain as stated in the Agreement:

Section 3.1 Base Quantity. Subject to the terms and conditions set forth in this Agreement, Seller shall sell and deliver, or cause to be delivered, and Buyer shall purchase and receive, or cause to be received, the following annual base quantity of coal (“Base Quantity”):

ARMSTRONG COAL COMPANY, INC.
LG&E/KU Contract No. J07032
Amendment No. 2

YEAR	BASE QUANTITY (TONS)
2008	600,000
2009	2,200,000
2010	1,800,000
2011	2,100,000
2012	2,100,000
2013	2,100,000
2014	2,100,000
2015	2,100,000
2016	900,000
     Buyer shall have the right to nominate up to 75% of the Base Quantity for year 2010 and for each year thereafter to be delivered by rail. Buyer shall make such nomination for each year to Seller in writing by September 1 of the preceding year.
     For year 2010, all coal will be Quality 1 (as described in Section 6.1 of this Agreement).
     For years 2011-2016, Buyer will have the option to nominate up to 25% of the coal as Quality 2 (as described in Section 6.1 of this Agreement).
C.	PRICE
C.1	Section 8.1(a) Base Price is modified and shall read as follows:

The base price (“Base Price”) of the coal to be sold hereunder will be firm and will be based on Dollars/Ton and will be determined by the calendar year in which the coal is delivered to Buyer as provided in Section 5 hereto and in accordance with the following schedule:

YEAR	QUALITY 1	QUALITY 2
2008	$27.31	$28.30
2009	$27.60	$28.76
2010	$28.18	N/A
2011	$28.19	$29.61
2012	$28.35	$29.77
2013	$28.35	$29.77
2014	$28.50	$29.92
2015	$28.50	$29.92
2016	$30.25	$31.67
Notwithstanding the foregoing, the base price for any Make-up Tons (as such term is defined in Section 3.1 hereof) shall be the Base Price for the applicable quality in the calendar year in which such Make-up Tons should have been delivered and not the

ARMSTRONG COAL COMPANY, INC.
LG&E/KU Contract No. J07032
Amendment No.2
Base Price for the applicable quality in the Make-up Year (as such term is defined in Section 3.1 hereof).
C.2	Section 8.1 (b) Reopener is deleted in its entirety and is no longer applicable.
D.	LIMITATION ON ENVIRONMENTAL FORCE MAJEURE
D.l. Section 10.3 Limitation on Environmental Force Majeure is hereby added as a new section, and shall read as follows:

§10.3 Limitation on Environmental Force Majeure. Notwithstanding anything to the contrary set forth in §10.2 above, a delay or other failure in the issuing of one or more permits (that are necessary on the date hereof pursuant to an existing environmental law, regulation, policy and/or restriction to commence operations with respect to any Coal Property) shall not be the basis, in whole or in part, of any claim by Seller under §10.2, whether such delay or failure relates to the reinterpretation of existing environmental laws, regulations, policies and/or restrictions, to a change in the interpretation, or to the enforcement thereof; provided however, this §10.3 shall not apply with respect to delays or other failures in the issuing of one or more necessary permits to the extent such permits are new permits required pursuant to an environmental law, regulation, restriction or policy adopted after September 1, 2009 with respect to the Coal Property or other Armstrong facilities then being utilized to provide coal hereunder. In the event of the occurrence of a Section 10.2 Settlement Payment Termination Date (as such term is defined in Section 1.1 of that certain Settlement Agreement and Release entered into by the parties hereto as of even date herewith) and subsequently one or more of the permits necessary for operation of the Equality Boot mine (or other source as contemplated in Section 1.1 of the Settlement and Release) is stayed, revoked or otherwise rendered ineffective by a governmental entity having jurisdiction, nothing in this Section 10.3 shall act as a limitation on any claim that Seller may have under Section 10.2 with respect to such stayed, revoked or ineffective permits from and after the time of such stay, revocation or rendering ineffective.
II.	STATUS OF AGREEMENT

As amended hereby, the Agreement is hereby ratified and confirmed and shall continue in full force and effect.

ARMSTRONG COAL COMPANY, INC.
LG&E/KU Contract No. J07032
Amendment No. 2
     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 on the day and year below written, but effective as of the day and year first set forth above.

LOUISVILLE GAS AND ELECTRIC COMPANY		ARMSTRONG COAL COMPANY, INC.

By:	/s/ David S. Sinclair	By:	/s/ Martin Wilson

Name:	David S. Sinclair	Name:	Martin Wilson
Title:	VP Energy Marketing	Title:	President
Date:	December 18, 2009	Date:	December 22, 2009

KENTUCKY UTILITIES COMPANY

BY:	/s/ David S. Sinclair

Name:	David S. Sinclair
Title:	VP Energy Marketing
Date:	December 18, 2009

4